UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2021

TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

Block 1008 Toa Payoh North, Unit 03-09 Singapore	318996
(Address of Principal Executive Offices)	(Zip Code)

(65)6265 3300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	TRT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b2 of the Securities Exchange Act of 1934 (17 CFR 240.12b2) Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders for Trio-Tech International, Inc. (the “Company”) was held on December 8, 2021. At the meeting, the Company’s shareholders voted on (1) the election of directors, (2) approval of the amendment to the 2017 Employee Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 300,000 shares to 600,000 shares.

The voting results on these proposals were as follows:

Proposal 1. Election of directors.

	For	Withheld	Broker Non-Votes
Jason Adelman	2,600,310	163,426	1,179,319
Richard Horowitz	2,597,200	166,536	1,179,319
A. Charles Wilson	1,991,446	772,290	1,179,319
S. W. Yong	2,331,379	432,257	1,179,319
Victor Ting	2,330,489	433,247	1,179,319

All of the Company’s nominees were elected, with each nominee receiving a plurality of the votes cast.

Proposal 2. Approval of the amendment to the 2017 Employee Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 300,000 shares to 600,000 shares.

Votes For	Against	Abstain	Broker Non-Votes
1,934,181	799,978	1,208,896	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         December 10, 2021

TRIO-TECH INTERNATIONAL

By:	/s/ VICTOR H.M. TING
Name: Victor H.M. Ting,
Title: Vice President and
Chief Financial Officer